UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2010

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously announced, Edward P. Campbell resigned as President and Chief Officer of Nordson Corporation (the "Company") on January 16, 2010 and retired from the Company effective January 31, 2010. In connection with Mr. Campbell’s retirement, the Company entered into a Transition Period Services Agreement (the "Services Agreement") on February 1, 2010. Pursuant to the Services Agreement, Mr. Campbell will continue to serve as a director and Chairman of the Board of the Company until the Company’s annual meeting of shareholders on February 16, 2010 and will be retained by the Company to provide transition services at the request of the Company through March 31, 2010. The Company has agreed to pay Mr. Campbell $100,000 for his continued service to the Company through March 31, 2010. The Services Agreement contains standard provisions relating to confidential information, intellectual property and conflicts of interest.

The description of the terms of the Services Agreement is qualified in its entirety by reference to the Services Agreement, which is attached hereto as Exhibit 99.1 and incorporated in this current report by reference.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Transition Period Services Agreement dated February 1, 2010 between the Company and Mr. Campbell

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

February 3, 2010	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Transition Period Services Agreement dated February 1, 2010 between the Company and Mr. Campbell